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Exhibit 21

Yardville National Bancorp Subsidiaries

1. The Yardville National Bank, a national banking association organized under the laws of the United States (the "Bank")

2.    Yardville Capital Trust, a Delaware business trust

3.    Yardville Capital Trust II, a Delaware business trust

4.    Yardville Capital Trust III, a Delaware business trust

5.    Yardville Capital Trust IV, a Delaware business trust

6. Yardville National Investment Corporation, a New Jersey corporation (wholly-owned subsidiary of the Bank)

7. YNB Real Estate Holding Co., Inc., a New Jersey corporation (wholly-owned subsidiary of the Bank)

8.    Brendan, Inc., a New Jersey corporation (wholly-owned subsidiary of the
      Bank)

9. YNB Financial Services, Inc., a New Jersey corporation (wholly-owned subsidiary of the Bank)

10.   Nancy Beth, Inc., a New Jersey corporation (wholly-owned subsidiary of the
      Bank)

11.   YNB Realty, Inc., a New Jersey corporation (wholly-owned subsidiary of the
      Bank)

12.   Jim Mary, Inc., a New Jersey corporation (wholly-owned subsidiary of the
      Bank)

13. YNB Capital Development, Inc., a New Jersey corporation (wholly-owned subsidiary of the Bank)